Exhibit 99.1

Sangamo Therapeutics, Inc. Point Richmond Tech Center 501 Canal Boulevard Richmond, CA 94804 510-970-6000 ● 510-236-8951(Fax)

SANGAMO THERAPEUTICS ANNOUNCES PRICING OF $72.5 MILLION PUBLIC OFFERING OF COMMON STOCK

Richmond, Calif., June 21, 2017 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO) announced today the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a price to the public of $7.25 per share. All of the shares are being sold by Sangamo. The gross proceeds to Sangamo from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $72.5 million. In connection with this offering, Sangamo granted to the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock. Sangamo intends to use the proceeds from this offering for working capital and other general corporate purposes, including support for the continuing research and development of its genomic therapy product candidates and research programs, clinical trials, commercialization activities, business development activities and, if opportunities arise, acquisitions of businesses, products, technologies or licenses that are complementary to Sangamo’s business. The offering is expected to close on or about June 26, 2017, subject to customary closing conditions.

Cowen and Company, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The offering is being made solely by means of a prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, from the offices of Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806, or from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by telephone at (800) 326-5897 or email to cmclientsupport@wellsfargo.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Sangamo Therapeutics

Sangamo Therapeutics, Inc. is focused on translating ground-breaking science into genomic therapies that transform patients’ lives using the company’s industry leading platform technologies in genome editing, gene therapy, gene regulation and cell therapy.

Forward Looking Statements

This press release may contain forward-looking statements based on Sangamo’s current expectations. These forward-looking statements include, without limitation, the anticipated closing of the public offering of shares of common stock and use of proceeds from the offering. Actual results may differ materially from these forward-looking statements due to a number of factors, including uncertainties relating to the completion of the public offering on the terms to which Sangamo has agreed or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to Sangamo and its business can be found under the heading “Risk Factors” in Sangamo’s Registration Statement on Form S-3, as amended, initially filed with the SEC on May 26, 2017. Sangamo assumes no obligation to update the forward-looking information contained in this press release.

Contact

Sangamo Therapeutics, Inc.

McDavid Stilwell

510-970-6000, x219

mstilwell@sangamo.com

Varant Shirvanian

510-970-6000 x205

vshirvanian@sangamo.com

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